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                                                                    EXHIBIT 11.1

                          MOSSIMO, INC. AND SUBSIDIARY
                      COMPUTATION OF NET INCOME PER SHARE
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

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
Weighted average shares outstanding during the period..............................     14,710

Dilutive effect of stock options...................................................        143

Equivalent shares issuable for the outstanding S distribution note.................         24
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                                                                                        14,877
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Pro forma net income for primary income per share..................................  $  10,782
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Pro forma net income per share.....................................................  $    0.72
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